Exhibit 32

STATEMENT Pursuant to

18 U.S.C. Section 1350

Keith A. Guevara, as Chief Executive Officer of NBO Systems, Inc. (the "Company"), and Christopher Foley, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350(b), that the Company's Quarterly Report of Form 10-QSB for the quarterly period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2004	/s/ Keith A. Guevara
Keith A. Guevara
Chief Executive Officer
Of
NBO Systems, Inc.

Dated: May 14, 2004	/s/ Christopher Foley
Christopher Foley
Chief Financial Officer
Of
NBO Systems, Inc.